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                                                                   Exhibit 10.13

                             CONFIDENTIAL AGREEMENT

         THIS AGREEMENT is made and entered into by Vehicle Enhancement Systems, Inc. having its principal place of business at 1439-10 Dave Lyle Blvd., Rock Hill, South Carolina 29731-0880 (hereinafter "VES"), and Intellon Corporation having its principal place of business at 5100 W. Silver Springs Blvd., Ocala, Florida 34482 (hereinafter "INTELLON") and Truck-Lite, a New York Corporation having its principal place of business at 310 East Elmwood Avenue, Falconer, New York 14733 (hereinafter "TRUCK-LITE").

         WHEREAS, VEX has research and development facilities and experienced personnel which enable it to conduct research and development activities in areas of pneumatics, electronics, electrical and systems for areas such as but not limited to the trucking and transportation industries and is in the possession of valuable confidential or proprietary information; and

         WHEREAS, INTELLON has research and developments facilities, products, marketing facilities and experienced personnel to manufacture, electronic component systems; and is in possession of valuable confidential or proprietary information; and

         WHEREAS, TRUCK-LITE has research and development facilities and experienced personnel which enable it to conduct research and development activities in the area of lighting products for the trucking and transportation industries and manufacturing marketing, sales and distribution facilities and personnel which enable it to manufacture and sell products for the trucking and transportation industries and is in possession of valuable confidential or proprietary information; and

         WHEREAS, each Party has a separate Confidential Agreement with each other Party; and

         WHEREAS, all Parties wishes to disclose between, among and to each other Party such valuable, confidential or proprietary information in order to evaluate a mutually beneficial business arrangement pertaining to but not limited to: Spread Spectrum RS 485 Power Line Transceiver Integrated Circuit Applications Specifically for SAE J1708/1587 (SSC PL 485 PL Transceiver IC) and SAE J1939 CAN; and Tractor/Trailer Warning and Control Systems, such as ABS (Anti-lock Brake System); and

         WHEREAS, the Parties wish to have an open discussion with the assurance that the information exchanged by the parties and the discussion themselves will remain confidential:

         NOW THEREFORE the Parties agree as follows:

         1. Confidential/Proprietary Information is defined as any and all engineering, performance, volume and other technical and/or financial information disclosed verbally, written, electronically or by any other medium, that has been created, discovered, or developed by or for the Disclosing Party, disclosed by one Party or its parent company to the one or both of the other Parties or their parent company.
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         2. Confidential/Proprietary Information may include inventions, trade secrets, copyrights, know-how, designs, software codes, and other information relating to the development of new technologies or enhancement of existing technologies, that are known to the Disclosing Party and not generally known to the Receiving Party/Parties.

         3. The Receiving Party/Parties agree(s), for the term of this agreement, three (3) years, to use the same standard care that it uses with respect to its own information of like nature, but not less than reasonable standard of care, in order to prevent disclosure to Parties other than those listed above, of Confidential Information received from the other Parties.

         4. Each Recipient agrees to use his best effort to keep the Discloser's Confidential Information secret and confidential, agrees to disclose it only to those of Recipient's employees, agents or consultants who have a specific need to know and who agree to be bound by the terms of this Agreement, nor use it for its own benefit or the benefit of others, except as authorized in writing by the Discloser. Each Party agrees that its disclosure of Proprietary or Confidential Information to its employees or authorized consultants who have such a need to know shall be limited to only so much of such Confidential or Proprietary Information as is necessary for that employee or authorized consultant to perform his functions. Each Recipient shall treat such Confidential or Proprietary Information in the same manner as it treats like information of its own which is does not wish to disclose to the public.

         5. The Confidential Information Agreement shall not apply to any Confidential Information disclosed hereunder which:

         (a) was known or used by the Receiving Party prior to its date of disclosure to the Receiving Party, as evidenced by the prior written records of the Receiving Party; or

         (b) was shown by the Receiving Party's written records to have been independently developed by the Receiving Party's personnel acting without knowledge of the Proprietary information; or

         (c) either before or after the date of this disclosure to the Receiving Party is lawfully disclosed to the Receiving Party by an independent, unaffiliated third Party rightfully in possession of the Confidential Information; or

         (d) either before or after the date of the disclosure of the Receiving Party becomes published or generally known to the public through no fault or omission on the part of the Receiving Party or its Affiliates and under no obligation of confidentiality; or

         (e) is required to be disclosed by the Receiving Party/Parties to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party/Parties provides prior written notice of such disclosure to the other Party/Parties and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

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         6. All materials transmitted from one Party to the other(s), including materials containing Confidential Information, will remain the property of the transmitting. Any such materials will not be copied or reproduced without the express written permission of the transmitting Party, except for such copies as may reasonably be required for internal evaluation by the Receiving Party/Parties. The Receiving Party/Parties agree(s) to return to the Disclosing Party upon written request to be submitted at any time up to and including within thirty (30) days after the expiration of this Agreement, any and all Confidential Information received from the Disclosing Party, together with all copies thereof.

         7. The undersigned will not make, have made or sell, for its own purpose or for anyone else, any apparatus using any of the subject information less specifically authorized by the Disclosing Party.

         8. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party. No license, no title, copyright r ownership, express or implied, in or to the Confidential Information or other proprietary information is herewith granted to either Party.

         9. Any disputes relating to this Agreement, its breach, termination, or validity shall be governed by the laws of the state of North Carolina.

         10. This Agreement expresses the entire understanding between the Parties and supersedes any previous oral or written agreement. Its terms may not be changed, modified or amended except by an instrument in writing signed by all parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative.

         VEHICLE ENHANCEMENT SYSTEM, INC.
         1439-10 Dave Lyle Boulevard
         Rock Hill, South Carolina 29731-0880
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         Alan C. Lesesky, President    Date

         INTELLON CORPORATION
         5100 W. Silver Springs Boulevard
         Ocala, Florida 34432
         -------------------------------
         Horst G. Sandfort, COO    Date

         TRUCK-LITE COMPANY
         310 East Elmwood Avenue
         Falconer, New York 14733

         -------------------------------
         Richard W. Korsg, President    Date

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